                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               HOME CORP INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                             [HOMECORP, INC. LOGO]
                             1107 East State Street
                         Rockford, Illinois 61104-2259
                                 (815) 987-2200


                                 March 19, 1997



Dear Fellow Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of HomeCorp, Inc. The meeting will be held at the Wallingford Center at the Best Western Clock Tower Resort, located at 7801 East State Street, Rockford, Illinois, on April 22, 1997, at 4:00 p.m. Rockford, Illinois time. This annual meeting will include management's report to you on HomeCorp's 1996 financial and operating performance.

     An important aspect of the annual meeting process is the annual stockholder vote on corporate business items. I urge you to exercise your rights as a stockholder to vote and participate in this process. All the materials you need to vote via the mail are enclosed in this package. Please look them over carefully. Then MARK, DATE, SIGN AND PROMPTLY RETURN YOUR PROXY CARD in the envelope provided so that your shares can be voted at the meeting in accordance with your instructions.

     Your Board of Directors and management are committed to the continued success of HomeCorp and to the enhancement of your investment. As President and Chief Executive Officer, I want to express my appreciation for your confidence and support.

                              Sincerely,


                              /s/ C. Steven Sjogren
                              -------------------------------------
                              C. Steven Sjogren
                              President and Chief Executive Officer

                             [HOMECORP, INC. LOGO]
                             1107 East State Street
                         Rockford, Illinois 61104-2259
                                 (815) 987-2200


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To be Held on April 22, 1997


          Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of HomeCorp, Inc. ("HomeCorp" or the "Company"), the holding company for HomeBanc, a federal savings bank ("HomeBanc" or the "Bank"), will be held at the Wallingford Center at the Best Western Clock Tower Resort, located at 7801 East State Street, Rockford, Illinois on April 22, 1997 at 4:00 p.m., Rockford, Illinois time.

          A Proxy Card and a Proxy Statement for the Meeting are enclosed.

          The Meeting is for the purpose of considering and acting upon:

          1.  The election of three directors of the Company;

          2. The ratification of the appointment of Ernst & Young LLP as auditors for the Company for the fiscal year ending December 31, 1997; and

such other matters as may properly come before the Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

          Any action may be taken on the foregoing proposal at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Stockholders of record at the close of business on March 7, 1997 are the stockholders entitled to vote at the Meeting and any adjournments thereof.
A complete list of stockholders entitled to vote at the meeting is available for the examination of any stockholder, for any purpose germane to the meeting, between 9:00 a.m. and 4:00 p.m. (Central Time) at the executive office of the Company located at 1107 East State Street, Rockford, Illinois for a period of ten days prior to the Meeting as well as at the Meeting.

          You are requested to fill in and sign the enclosed form of proxy which is solicited on behalf of the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                              By Order of the Board of Directors


                              /s/ Karl H. Erickson
                              ----------------------------
                              KARL H. ERICKSON
                              Chairman of the Board


Rockford, Illinois
March 19, 1997

--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A PRE-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
--------------------------------------------------------------------------------

                                PROXY STATEMENT

                                 HOMECORP, INC.
                             1107 East State Street
                         Rockford, Illinois  61104-2259
                                 (815) 987-2200

                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 22, 1997


          This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of HomeCorp, Inc. ("HomeCorp" or the "Company") of proxies to be used at the Annual Meeting of Stockholders of the Company (the "Meeting") which will be held at the Wallingford Center at the Best Western Clock Tower Resort, located at 7801 East State Street, Rockford, Illinois, on April 22, 1997, at 4:00 p.m., Rockford, Illinois time, and all adjournments of the Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement and form of proxy are first being mailed to stockholders on or about March 19, 1997.

          At the Meeting, stockholders of the Corporation are being asked to consider and vote upon (i) the election of three directors of HomeCorp and (ii) the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1997.

VOTE REQUIRED FOR APPROVAL OF THE PROPOSALS AND PROXY INFORMATION

          Directors shall be elected by a plurality of the votes present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. With regard to election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect on the vote. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote on the matter shall be the act of the stockholders. Proxies returned by brokers as "non-votes" on behalf of shares held in street name will not be counted as voting on any matter as to which a non-vote is indicated on the broker's proxy. Abstentions and broker non-votes are counted for purposes of determining a quorum.

          A proxy given pursuant to this solicitation may be revoked at any time before it is voted. A stockholder may revoke a proxy at any time prior to its exercise by filing with the Secretary a duly executed revocation or a proxy bearing a later date, or attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to the Secretary of the Company at the above address.

          All shares of Company common stock, par value $.01 per share (the "Common Stock"), represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted FOR the nominees and the adoption of the proposal set forth in this Proxy Statement. The Company does not know of any matters other than as described in the Notice of Annual Meeting of Stockholders that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

          Stockholders of record as of the close of business on March 7, 1997 (the "Voting Record Date") will be entitled to one vote for each share then held. As of that date, the Company had 1,128,779 shares of Common Stock issued and outstanding. The following table sets forth, as of the Voting Record Date, information regarding share ownership of: (i) those persons or entities known by management to beneficially own more than five percent of the Corporation's Common Stock and (ii) all directors and officers as a group. See "Proposal I - Election of Directors" for information regarding share ownership of the Corporation's Directors and Chief Executive Officer.

                                                                            Shares     Percent
                                                                         Beneficially     of
                          Beneficial Owner                                  Owned       Class
---------------------------------------------------------------------    ------------  --------
Mr. and Mrs. C. Steven Sjogren/(1)/                                          89,405     7.67%
2853 Soland Drive
Rockford, IL  61114

Hausers, Inc./(2)/                                                           82,658     7.29
1902 Broadway
Rockford, IL  61108

Mr. and Mrs. John R. Perkins/(3)/                                            67,677     5.86
2930 Hubbard Trail
Rockford, IL  61114

All directors and executive officers of the Company and the Bank as         522,072    41.21
 a group (13 persons)/(4)/
---------------

/(1)/ Mr. Sjogren has sole voting and dispositive power with respect to 14,593 shares held directly and shared voting and dispositive power with respect to 32,069 shares held jointly with his wife and children. Also included in shares beneficially owned by Mr. Sjogren is an option to purchase 37,250 shares of Common Stock granted to Mr. Sjogren and 4,080 shares allocated to his account under the Employee Stock Ownership Plan ("ESOP"). Mrs. Sjogren has sole voting and dispositive power with respect to the 1,413 shares she holds.

/(2)/ The above information regarding beneficial ownership of Hausers, Inc. is as reported by it in a statement dated November 24, 1992 on Schedule 13D under the Securities and Exchange Act of 1934, as amended (the "Exchange Act") as adjusted for the 3 for 2 stock split declared in March 1993. Hausers, Inc. reported sole voting and dispositive power as to 77,250 shares held by it. Also includes options to purchase 5,208 shares of the Company Common Stock granted to Director Robert C. Hauser who is President and Chief Executive Officer of Hausers, Inc. Mrs. Hauser has sole voting and dispositive power with respect to the 200 shares she holds.

/(3)/ Mr. Perkins has sole voting and dispositive power with respect to 13,038 shares held directly and shared voting and dispositive power with respect to 25,080 shares held jointly with his wife. Also included in shares beneficially owned by Mr. Perkins is an option to purchase 25,650 shares of Common Stock granted to Mr. Perkins and 2,659 shares allocated to his account under the ESOP. Mrs. Perkins has sole voting and dispositive power with respect to the 1,250 shares she holds.

/(4)/ Includes shares held directly, as well as shares held jointly with family members, shares held in retirement accounts, held in a fiduciary capacity, held by certain of the group members' families, or held by trusts of which the group member is a trustee or substantial beneficiary, with respect to which shares the group member may be deemed to have sole or shared voting and/or investment powers. This amount also includes options to purchase 137,956 shares of Common Stock granted to directors and executive officers and 10,570 shares allocated to executive officers pursuant to the ESOP.

                      PROPOSAL I -- ELECTION OF DIRECTORS

          The Company's Board of Directors is currently composed of nine members each of whom is also a director of the Bank. Directors are generally elected to serve for three-year terms or until their respective successors are elected and qualified. The directors are divided into three classes with one-third of the directors being elected annually.

          The following table sets forth certain information regarding the composition of the Company's Board of Directors, including terms of office and beneficial ownership as of the Voting Record Date. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominees) will be voted at this Meeting FOR the election of the following nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve if elected. Except as set forth herein, there are no arrangements or understandings between any director or nominee and any other person pursuant to which such director or nominee was selected.

                                                                                                     Percent
                                                                 Director   Term to    Beneficial       of
        Name           Age   Positions Held with the Company    Since/(1)/  Expire   Ownership/(2)/   Class
---------------------  ---  ----------------------------------  ----------  -------  --------------  --------
                                                  NOMINEES
Karl H. Erickson        68  Chairman of the Board                   1981      2000     53,933/(3)/     4.76%
Robert C. Hauser        60  Director                                1995      2000     82,658/(4)/     7.29
Larry U. Larson         66  Director                                1983      2000     37,908/(5)/     3.34

                                       DIRECTORS REMAINING IN OFFICE

Adam A. Jahns           68  Director                                1995      1998     28,208          2.49
Wesley E. Lindberg      62  Director and Secretary                  1987      1998     36,708/(6)/     3.24
John R. Perkins         52  Executive Vice President, Chief         1982      1998     67,677/(7)/     5.86
                            Operating Officer and Director
Richard W. Malmgren     63  Director                                1978      1999     14,208/(8)/     1.25
David R. Rydell         56  Director                                1978      1999     45,258/(9)/     3.99
C. Steven Sjogren       51  President, Chief Executive              1978      1999     89,405/(10)/    7.67
                            Officer and Director

-------------------------
/(1)/  Includes service as a director of the Bank.

/(2)/ Includes shares held directly, shares allocated to such individuals pursuant to the ESOP as well as 5,208 shares subject to options granted to each non-employee director and shares held by controlled corporations, and family members, with respect to which shares the listed individuals or group members may be deemed to have sole or shared voting and investment power.

/(3)/ Includes 48,725 shares owned by a trust of which Mr. Erickson is a beneficiary.

/(4)/ See footnote 2 on page 2 of this proxy statement for information regarding Mr. Hauser's share ownership.

/(5)/  Includes 16,200 shares held by Mr. Larson's spouse.

/(6)/ Includes 1,467 shares held by Mr. Lindberg's spouse and 2,640 shares held in Mr. Lindberg's account under his firm's profit-sharing plan.

/(7)/ See footnote 3 on page 2 of this proxy statement for information regarding Mr. Perkins' share ownership.

/(8)/  Includes 195 shares held by Mr. Malmgren's spouse.

/(9)/ Includes 16,950 shares held by Mr. Rydell's spouse, 4,650 shares held by his children and 1,500 shares held by a benefit plan of Bergstrom Inc. of which Mr. Rydell is the President.

/(10)/ See footnote 1 on page 2 of this Proxy Statement for information regarding Mr. Sjogren's share ownership.

     The principal occupation of each Director of the Company is set forth below. All Directors have held their present position for at least five years unless otherwise indicated.

     KARL H. ERICKSON. Mr. Erickson retired as the President of Amerock Corporation, Window Hardware Division, a manufacturer of custom window hardware. Mr. Erickson had held this position with Amerock since 1988 and previously served as Vice President of this division since 1976. Mr. Erickson became Chairman of the Board of the Company in April 1992.

     ROBERT C. HAUSER. Mr. Hauser is President and Chief Executive Officer of Hausers Inc., a lumber and building materials supplier located in Rockford, Illinois. Mr. Hauser has been a Director of HomeBanc since January 1995.

     LARRY U. LARSON. Mr. Larson recently retired from Larson and Darby, Inc., an architectural, engineering, and planning firm located in Rockford, Illinois. He was one of the five founding partners of the firm and currently serves as a consultant to Larson and Darby, Inc. and to LAD Project Management.

     ADAM A. JAHNS. Mr. Jahns retired in 1995 as Chairman of the Board of Cragin Financial Corp., a large Chicago-based thrift holding company purchased by LaSalle National Bank Group, and its subsidiary, Cragin Federal Bank. Mr. Jahns held these positions from January 1993 until May 1995. Mr. Jahns was Chairman and Chief Executive Officer of Cragin Federal Bank from 1975 to 1992. In addition to his 38 years of service to Cragin Financial, Mr. Jahns served as a Director or officer of both the state and national thrift industry trade organizations, as well as, the Federal Home Loan Bank of Chicago and the Bank for Financial Institutions. Mr. Jahns has been a Director of HomeBanc since January 1995.

     WESLEY E. LINDBERG. Mr. Lindberg is a partner with the law firm of Reno, Zahm, Folgate, Lindberg & Powell, Rockford, Illinois, which has rendered legal services to HomeBanc. He has been a Director and Secretary of the Company since 1989 and a Director of HomeBanc since 1987 and its Secretary since 1989.

     JOHN R. PERKINS. Mr. Perkins is Executive Vice President and Chief Operating Officer of the Company and the Bank, positions he has held since 1989 and 1983, respectively. Mr. Perkins joined HomeBanc as Senior Vice President in 1982 and was elected Executive Vice President in 1983. Mr. Perkins was appointed to the Board of Directors in 1982. He has also served as Secretary, Treasurer and a Director of the subsidiaries of HomeBanc since 1985. Prior to joining HomeBanc, Mr. Perkins had an executive position in the savings and loan industry and worked as a Certified Public Accountant with an international accounting firm. Mr. Perkins received his undergraduate degree in Accounting and Business from Northern Illinois University.

     RICHARD W. MALMGREN. Mr. Malmgren is a retired executive. Prior to his retirement in 1993, Mr. Malmgren was a consultant for Clarcor, a products packaging company located in Rockford, Illinois, with which he had been associated for over 35 years and previously served as a Director and Group Vice President. Mr. Malmgren served as Vice Chairman of the Board of the Bank from 1983 to 1985 and Chairman of the Board of the Bank from 1985 to 1992. Mr. Malmgren served as Chairman of the Board of the Company from 1989 until 1992.

     DAVID R. RYDELL. Mr. Rydell is the President of Bergstrom Inc., a manufacturer of vehicle HVAC systems located in Rockford, Illinois. Mr. Rydell has held this position since 1986. Prior to this time, Mr. Rydell held a variety of positions with Bergstrom.

     C. STEVEN SJOGREN. Mr. Sjogren is the President, Chief Executive Officer and a Director of the Company and the Bank and the Chairman of the Board of the Bank's subsidiaries. Mr. Sjogren was elected President and Chief Executive Officer of the Company in 1989. Mr. Sjogren joined HomeBanc in 1972 and was elected Vice President in 1974. Mr. Sjogren was elected Executive Vice President of the Bank in 1976, and President and Chief Executive Officer of the Bank in 1981. Mr. Sjogren was appointed to the Board of Directors of the Bank in 1978. Mr. Sjogren received his masters degree in Business Administration from Northern Illinois University. Mr. Sjogren is also a graduate of the Advanced Management Program of the University of Southern California Graduate School of Business Administration and the Graduate School of Savings and Loans at Indiana University. Mr. Sjogren was an Assistant Instructor/Lecturer in Finance and Economics at Rockford College, Rockford, Illinois. He is a Director of the Illinois League of Savings Institutions and a Director of the Swedish American Health System and Foundation. He serves as a member of various civic organizations.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     Meetings of the Company's Board of Directors are generally held on a quarterly basis. The Board of Directors met five times during the year ended December 31, 1996. During 1996, no director attended fewer than 75% of the aggregate of the total number of meeting of the Board of Directors and the total number of meetings held by committees on which he served. The Company's Board of Directors has standing Compensation, Stock Option and Audit Committees.

     The Compensation Committee is composed of Directors Jahns, Larson, Lindberg and Rydell. The Compensation Committee is responsible for making recommendations of the salaries for all officers. The Compensation Committee met three times during 1996.

     The Audit Committee was established in December of 1990 and is composed of outside Directors Malmgren, Hauser and Larson. The Audit Committee reviews audit reports and related matters to ensure effective compliance with regulatory and internal policies and procedures. The Audit Committee met five times during 1996.

     The Stock Option Committee, comprised of Directors Jahns, Larson and Rydell, administers the Company's 1990 Stock and Option Incentive Plan, as well as the Company's 1996 Premium Price Stock Option and Incentive Plan. This committee met three times during 1996.

     The entire Board of Directors acts as a Nominating Committee for selecting nominees for election as directors. Nominations of persons for election to the Board of Directors may be made only by or at the direction of the Board of Directors or by any stockholder entitled to vote for the election of directors who complies with the notice procedures set forth in the Bylaws of the Company.

     Meetings of the Bank's Board of Directors, the principal subsidiary of the Company, are generally held on a monthly basis. The Bank's Board of Directors met 12 times during the year ended December 31, 1996. No incumbent director of the Bank attended fewer than 75% of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by the committees of the board on which he served during 1996. The Board of Directors of the Bank has standing Audit, Compensation, Commercial Loan and Nominating Committees.

COMPENSATION OF DIRECTORS

     Directors of the Company are not paid a fee for serving on the Company's Board or Committees. Directors of the Bank were paid fees in the amount of $1,000 per month during 1996. The Chairman of the Board of the Bank was paid an additional $208 per month. For 1997, directors' fees will be $1,000 per month.

Compensation of Executive Officer

   The following table sets forth information concerning the compensation paid or granted to the Company's Chief Executive Officer and Executive Vice President (the "Named Officers"). No other officer made in excess of $100,000 during 1996.

                              SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------------------------------------------------
                                                                        Long-Term
                                                                       Compensation
               Annual Compensation/(1)/                                ------------
                                                                          Awards
------------------------------------------------------------------------------------------------------------------
                                                                          Restricted     Securities
                                                                          Stock          Underlying   All Other
                                                   Salary       Bonus     Award(s)       Options      Compensation
Name and Principal Position                Year    ($)/2/       ($)         ($)            (#)          ($)
------------------------------------------------------------------------------------------------------------------

C. Steven Sjogren, President, Chief        1996    $ 209,500    $---        ---           8,250       $  45,622/3/
 Executive Officer and Director            1995      202,000     ---        ---           8,108           6,243
                                           1994      202,000     ---        ---             ---           5,785


John R. Perkins, Executive Vice            1996    $ 128,500    $---        ---           5,650         $ 4,828/4/
 President, Chief Operating Officer and    1995      124,000     ---        ---           5,643           4,633
 Director                                  1994      124,000     ---        ---             ---           5,140


------------------------------------------------------------------------------------------------------------------

/1/ Pursuant to Securities and Exchange Commission ("SEC") rules, prerequisites and other personal benefits are not required to be report if such amounts do not exceed, in the aggregate, the lesser of $50,000 or 10% percent of the salary and bonus for each named executive officer. The Named Officers did not receive any additional benefits or perquisites which, in the aggregate, exceeded the lesser of $50,000 or 10% percent of their salary and bonus.

/2/ Includes salary and board fees paid.  Board fees paid to the Named
    Officers totaled $12,000 in each of the years ended December 31, 1996, 1995 and 1994. Also includes amounts deferred at the election of the named executive officers under the 401(k) Plan of $9,500, $9,240 and $9,240 by Mr. Sjogren during 1996, 1995 and 1994, respectively, and $6,040, $5,600 and $5,495 by Mr. Perkins during 1996, 1995 and 1994, respectively.

/3/ Includes $1,440 of life insurance premiums paid by the Company in 1996 on behalf of Mr. Sjogren. Also includes the Bank's contributions to Mr. Sjogren's account under the ESOP valued at $2,776 for 1996 based upon the market price of the Common Stock at year end and the Bank's contribution of $1,875 and accrual of $39,531 to Mr. Sjogren's accounts under the 401(K) Plan and Restoration Benefit Plan, respectively, during 1996.

/4/ Includes $1,054 of life insurance premiums paid by the Company in 1996 on behalf of Mr. Perkins. Also includes contributions to Mr. Perkins' account under the ESOP valued at $2,284 for 1996 based upon the market price of the Common Stock at year end and the Bank's contribution of $1,490 to Mr. Perkins' account under the 401(K) Plan during 1996.

     The following table sets forth information regarding options granted during 1996 to the Named Officers. No stock appreciation rights ("SARs") were granted during 1996.

======================================================================================================================
                                         OPTION GRANTS IN LAST FISCAL YEAR
----------------------------------------------------------------------------------------------------------------------
                                                                                              Potential Realizable
                                                                                                Value at Assumed
                                                                                              Annual Rates of Stock
                                                                                               Price Appreciation
                           Individual Grants                                                   for Option Term/1/
----------------------------------------------------------------------------------------------------------------------
                     Number of         % of Total
                     Securities        Options              Exercise
                     Underlying        Granted To           or Base
                     Options           Employees            Price          Expiration
Name                 Granted (#)       In Fiscal Year       ($/Sh)            Date             5% ($)         10% ($)
----------------------------------------------------------------------------------------------------------------------
C. Steven Sjogren       8,250              34%              $21.00         03/20/06           $108,983        $276,128
John R. Perkins         5,650              23%              $21.00         03/20/06           $ 74,637        $189,106
======================================================================================================================

/1/ Represents the potential realizable value of the option grant assuming that the market price of the underlying security appreciates in value from the date of grant to the end of the option term (10 years) at the annualized rates as set forth in the table.


     The following table provides information as to stock options awarded to the Named Officers and the value of the options held by such individuals on December 31, 1996. No options were exercised by the Named Officers during the year ended December 31, 1996. To date, no SARs have been granted by the Company.

======================================================================================================================
                     AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES
----------------------------------------------------------------------------------------------------------------------
                                               Number of Securities Underlying         Value of Unexercised In-the-
                                                   Unexercised Options at               Money Options at FY-End
                                                        FY-End (#)                              ($) /1/
----------------------------------------------------------------------------------------------------------------------
                        Shares
                       Acquired      Value
                      on Exercise   Realized
Name                    (#)           ($)             Exercisable     Unexercisable     Exercisable      Unexercisable
----------------------------------------------------------------------------------------------------------------------
C. Steven Sjogren       ---           $---              37,250             ---           $296,410             $---
John R. Perkins         ---           $---              25,650             ---           $203,504             $---
======================================================================================================================

/1/ The value of options granted is based upon the price of the Company's Common Stock of $19.125 per share as quoted on The Nasdaq Stock Market on December 31, 1996, less the exercise price of $21.00 per share with respect to 8,250 and 5,650 shares, $14.75 per share with respect to 8,018 and 5,643 shares and exercise price of $6.67 per share with respect to the remaining shares for Messrs. Sjogren and Perkins, respectively.


Employment Agreements

     In 1990, the Bank entered into employment agreements with Messrs.
Sjogren and Perkins, and four other executive officers, which provided for initial annual base salaries in amounts not less than the salaries in effect immediately prior to the date of completion of the stock conversion. Messrs. Sjogren and Perkins employment agreements were for a term of three years and the four other executive officers employment agreements were for a term of one year. Each of the agreements is automatically extended each July for an additional one-year term unless either the Bank or the employee gives contrary written notice. The current employment agreements for Messrs. Sjogren and Perkins expire in July 1999; the agreements with the four other executive officers expire in July 1997.

     The employment agreements provide for termination upon the employee's death, for cause or in certain events specified by Office of Thrift Supervision ("OTS") regulations. The employment agreements are terminable by the employee upon 90 days' written notice to the Bank. The employment agreements for Messrs. Sjogren and Perkins provide for payment to the employee of up to three years' salary in the event there is a change in control of the Bank, where employment terminates involuntarily in connection with such change in control or within twelve months thereafter. Such termination payments are provided on a similar basis in connection with the voluntary termination of employment, where the change in control was at any time opposed by the Bank's Board of Directors. At December 31, 1996, in the event of a change in control, the amounts payable to Messrs. Sjogren and Perkins will be approximately $591,000 and $349,000, respectively. The agreements also provide, among other things, for participation in an equitable manner in employee benefits applicable to all other executive personnel.

Defined Benefit Pension Plan

     The Bank sponsors a defined benefit pension plan (the "Pension Plan"). The Pension Plan provides that employees are eligible to participate in the Pension Plan on the first January 1 or July 1 following the attainment of age 20 1/2, and completion of six months of service.

     A participant's normal retirement benefit under the Pension Plan is a monthly benefit equal to 1.25% of his highest five-year average monthly earnings multiplied by years of service (not to exceed 25 years). For participants whose highest five-year average monthly earnings are in excess of their covered compensation ($2,298 per month for a participant retiring in 1997 at age 65), the normal retirement benefit described above is increased by an amount equal to
 .65% of such excess multiplied by years of service (not to exceed 25 years). The Pension Plan also provides that the monthly normal retirement benefit under this formula may not be less than the benefit accrued under the prior plan benefit formula.

     Early retirement may be requested by a participant after attaining at least age 55 and completing at least 10 years of service. The benefit payable at early retirement is his accrued normal retirement benefit, reduced by 1/144th for each of the first five years and 1/288th for each additional year his early retirement date precedes his normal retirement date.

     In the event of total and permanent disability, a participant becomes fully vested with respect to his accrued normal retirement benefit. The participant may receive an actuarially reduced benefit at the time of his disability retirement. In the event of termination of employment for any reason other than death, disability or early or normal retirement, a participant is entitled to 100% of his accrued normal retirement benefit, provided that he has completed five years of service.

     The normal form of benefit is monthly income payable for life. A participant may elect, at the time of his retirement, an optional form of benefit which is the actuarial equivalent of the normal form of benefit, subject to the joint and survivor benefit requirements for married participants. Participants make no contributions to the Pension Plan. The employer pays the entire cost of the Pension Plan.

     The following table illustrates annual pension benefits payable upon retirement to employees based on various levels of earnings and years of service and assuming payment in the form of a straight life annuity. For purposes of the Pension Plan, the participants covered compensation includes all cash compensation (excluding board fees). Such payments are not subject to offset for social security benefits payable. At December 31, 1996, Messrs. Sjogren and Perkins had 25 and 16 years, respectively, of credited service under the Pension Plan.

    Average Annual                         Years of Service
                     ---------------------------------------------------------
   Compensation/1/      15           20           25          30          35
-------------------- -------      -------      -------     -------     -------
      40,000         $ 8,873      $11,830      $14,788     $14,788     $14,788

      80,000          20,273       27,030       33,788      33,788      33,788

     120,000          31,673       42,230       52,788      52,788      52,788

     160,000          40,223       53,630       67,038      67,038      67,038

     200,000          40,223       53,630       67,038      67,038      67,038

     240,000          40,223       53,630       67,038      67,038      67,038

-------------------------
/1/ 1996 annual earnings limited to $150,000 by IRS regulations.

Report of Compensation Committee

     The Compensation Committee (the "Committee") of the Board of Directors for 1996 was comprised of four outside directors: Larry Larson, Adam Jahns, Wesley Lindberg and David Rydell. The Committee reviews all salary and benefit related compensation for all executive officers. The Committee recommendations are reviewed by the full Board; however, the recommendations for the Chief Executive Officer and Executive Vice President are reviewed by only the outside directors. In accordance with SEC rules designed to enhance disclosure of public companies' policies regarding executive compensation, the following is a report submitted by the above-listed committee members in their capacity as the Board's compensation committee, addressing the Company's compensation policy as it related to the named executive officers for 1996.

     Compensation Policy. The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive compensation and the creation of stockholder value, while at the same time motivating and retaining key employees. To achieve this goal, the Company's executive compensation policies integrate annual base compensation with bonuses based upon corporate performance and individual initiatives and performance. Measurement of corporate performance is based on Company goals that have been established by the Board and reviewed with all executive officers. When the performance goals are achieved, or exceeded, bonus compensation is awarded based upon an established schedule. Annual cash compensation, together with the payment of performance incentive and deferred compensation is designed to attract and retain qualified executives and to ensure that such executives have a continuing stake in the long-term success of the Company.

     Performance Based Compensation. In evaluating performance based bonus compensation under the Management Incentive Compensation Plan, the Committee examines the Company's capital ratios, return on average assets, return on average equity, ratio of non-performing assets to total assets, loan volume and net income along with other performance goals more closely aligned with specific responsibilities of each executive. Under the Company's policy, all of the performance goals must be met before bonus compensation is granted. Bonus compensation is exclusively tied to performance goals.

     Base Compensation. With respect to base salary compensation for executives of the Company, comparisons are utilized to establish base salaries that are within the range of those persons holding comparable responsible positions at other companies, both regionally and nationally. These comparisons are made with institutions of similar asset size and also with local financial institutions. In addition, other factors are taken into consideration, such as cost of living increases, competitors' performance, as well as the individual's past performance and potential with the Company.

     The Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and stockholders interest. As performance goals are met or exceeded, resulting in increased value to stockholders, executives are rewarded commensurately. The Committee believes that compensation levels during 1996 adequately reflect the Company's compensation goals and policies.

     Fiscal 1996 Compensation. For 1996, the Company's executive compensation program consisted of only base salary, adjusted from the prior year, for all executives, excluding the Chief Executive Officer for whom base salary remained identical to his 1995 salary. No bonus compensation was awarded for 1996 as all of the performance goals were not met.

     In 1993, Section 162(m) was added to the Internal Revenue Code, the effect of which is to eliminate the deductibility of compensation over $1 million, with certain exclusions, paid to each of certain highly compensated executive officers of publicly held corporations, such as the Company. Section 162(m) applies to remuneration (both cash and non-cash) that would otherwise be deductible for tax years beginning on or after January 1, 1996 unless expressly excluded. Regulations implementing Section 162(m) were adopted by the Internal Revenue Service in 1996 Although the current compensation of each of the Company's executive officers is below the $1 million threshold, the Company intends to consider the new provision in establishing future compensation policies.

Larry Larson          Adam Jahns           Wesley Lindberg          David Rydell

Stock Performance Graph

     The following graph shows the performance of HomeCorp's Common Stock in comparison to the Standard & Poor's Financial Index ("S&P Index") and selected publicly traded thrift institutions as a group ("Selected Thrift Index"), based on an assumed $100 investment on December 31, 1991 and reinvestment of dividends with respect to companies in the two comparative groups.






                       [Performance Graph Appears Here]







                          12/31/91    12/31/92    12/31/93    12/31/94    12/31/95    12/31/96
                         ----------  ----------  ----------  ----------  ----------  ----------
HomeCorp, Inc.             $100.00     $175.00     $224.89     $179.08     $276.94     $318.59
Selected Thrift Index       100.00      132.44      161.07      152.57      239.38      306.10
S&P Index                   100.00      123.37      137.06      132.22      215.77      291.65

Certain Transactions

     The Bank, like many financial institutions, has followed a policy of granting loans to eligible officers, directors and employees for the financing of their personal residences. The Bank's policy does not include the granting of unsecured personal loans. Under the Bank's current loan policy, loans to such individuals are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions with non-affiliated parties prevailing at the time the loan is made, in accordance with the Bank's underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features. Loans to executive officers and directors must be approved by a majority of the disinterested directors and loans to other officers and employees must be approved by the Bank's loan committee. No loans were made by the Bank at preferential rates or terms to any individual director, executive officer or their immediate family.


     Director Lindberg is a partner in the firm of Reno, Zahm, Folgate, Lindburg & Powell which has from time to time rendered legal services to the Bank. Fees paid by the Bank during 1996 to Reno, Zahm, Folgate, Lindberg & Powell did not exceed five percent of such firm's gross revenues for its last fiscal year.

            PROPOSAL II -- RATIFICATION OF APPOINTMENT OF AUDITORS

     On February 21, 1995, the Company dismissed KPMG Peat Marwick LLP as their independent auditors. The change of independent auditors was recommended by the Audit Committee and subsequently approved by the Board of Directors. There were no disagreements between the Company and KPMG Peat Marwick LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope of procedure in connection with the audit of the consolidated financial statements of the Company for two years ended December 31, 1994 and subsequent interim periods through February 21, 1995 which, if not resolved to the satisfaction of KPMG Peat Marwick LLP, would have caused them to make reference to the subject matter of such disagreements in connection with their report. The reports of KPMG Peat Marwick llp on the consolidated financial statements of the Company for the two years ended December 31, 1994 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     Effective March 1, 1995, the Board of Directors engaged Ernst & Young llp to be its auditors. The Board of Directors has approved the appointment of Ernst & Young llp as the Company's auditors for the year ending December 31, 1997, subject to the ratification of the appointment by the Company's stockholders. A representative of Ernst & Young llp is expected to attend the Meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1997

                             STOCKHOLDER PROPOSALS

     In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's office, 1107 East State Street, Rockford, Illinois no later than November 19, 1997. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

                                 OTHER MATTERS

     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matter should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

     The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies personally or by facsimile, telegraph or telephone without additional compensation.

                                REVOCABLE PROXY
                                HOMECORP, INC.
                        ANNUAL MEETING OF STOCKHOLDERS
                                APRIL 22, 1997

     The undersigned hereby appoints the Board of Directors of HomeCorp, Inc. (the "Company"), and the survivor of them, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held on April 22, 1997 in the Wallingford Center at the Best Western Clock Tower Resort located at 7801 East State Street, Rockford, Illinois at 4:00 p.m., Rockford, Illinois time, and at any and all adjournments thereof, as set forth below.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned may revoke this proxy any time before it is voted. The undersigned may revoke this proxy at any time prior to its exercise by filing with the Secretary a duly executed revocation or a proxy bearing a later date, or attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to the Secretary of the Company at 1107 E. State Street, Rockford, Illinois 61104.

     The undersigned acknowledges receipt from the Company, prior to the execution of this Proxy, of Notice of the Annual Meeting, a Proxy Statement dated March 19, 1997, and an Annual Report for the year ended December 31, 1996.





           PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY.
            . DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED .
--------------------------------------------------------------------------------

----                                                                        ----
                                HOMECORP, INC.
                        ANNUAL MEETING - April 22, 1997

1. ELECTION OF DIRECTORS

   1 - Karl H. Erickson, 2 - Robert C. Hauser, 3 - Larry U. Larson

   [_] FOR ALL    [_] WITHHOLD ALL     [_] FOR ALL EXCEPT

(Instructions: To withhold authority to
vote for any indicated nominee, mark
"FOR ALL EXCEPT" and write the number(s)   _____________________________________
you wish to withhold authority to vote
for in the box provided to the right.)     _____________________________________

2. The ratification of the appointment of Ernst & Young LLP as auditors for the Company for the fiscal year ending December 31, 1997.

   [_] FOR     [_] AGAINST     [_] ABSTAIN

In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.

The Board of Directors recommends a vote "FOR" the listed proposals.

Address Change?
Mark Box  [_]
Indicate changes below:



Date _________________________

NO. OF SHARES

______________________________


______________________________
Signature(s) in Box

Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

----                                                                        ----